INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Amendment No. 1 to Registration Statement No. 33-000673 of ExecuFirst Bankcorp, Inc. of our report dated March 1, 1996, appearing in the Prospectus, which is a part of such Registration Statement, and the reference to us under the heading "Experts" in such Prospectus.


DELOITTE & TOUCHE LLP
Philadelphia, Pennsylvania

April 4, 1996